Name:  LLR Capital, L.P.

Address: Two Greenville Crossing

  4005 Kennett Pike, Suite 220

  Greenville, DE  19087

Designated Filer: Seth J. Lehr

Issuer & Ticker Symbol: Opinion Research Corporation (ORCI)

Date of Events Requiring Statement: October 16, 2000

Signature:

 LLR CAPITAL, L.P.

 By: LLR Capital, L.L.C.,

  Its General Partner

  By: /s/ Seth J. Lehr

   Seth J. Lehr

   Managing Member

Dated: July 29, 2005

Name:  LLR Capital, L.L.C.

Address: Two Greenville Crossing

  4005 Kennett Pike, Suite 220

  Greenville, DE  19087

Designated Filer: Seth J. Lehr

Issuer & Ticker Symbol: Opinion Research Corporation (ORCI)

Date of Events Requiring Statement: October 16, 2000

Signature:

 LLR CAPITAL, L.L.C.

  By: /s/ Seth J. Lehr

   Seth J. Lehr

   Managing Member

Dated: July 29, 2005

Name:  LLR Equity Partners, L.P.

Address: Two Greenville Crossing

  4005 Kennett Pike, Suite 220

  Greenville, DE  19087

Designated Filer: Seth J. Lehr

Issuer & Ticker Symbol: Opinion Research Corporation (ORCI)

Date of Events Requiring Statement: October 16, 2000

Signature:

 LLR EQUITY PARTNERS

 By: LLR Capital, L.P.,

  Its General Partner

  By: LLR Capital L.L.C.,

   Its General Partner

   By: /s/ Seth J. Lehr

    Seth J. Lehr

    Managing Member

Dated: July 29, 2005

Name:  LLR Equity Partners Parallel, L.P.

Address: Two Greenville Crossing

  4005 Kennett Pike, Suite 220

  Greenville, DE  19087

Designated Filer: Seth J. Lehr

Issuer & Ticker Symbol: Opinion Research Corporation (ORCI)

Date of Events Requiring Statement: October 16, 2000

Signature:

 LLR EQUITY PARTNERS, L.P.

 By: LLR Capital, L.P.,

  Its General Partner

  By:  LLR Capital, L.L.C.,

   Its General Partner

   By: /s/ Seth J. Lehr

    Seth J. Lehr

    Managing Member

Dated: July 29, 2005